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                                                                    EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-3 No. 33-95732, Form S-3 No. 333-27753, Form S-3 No. 333-38327, and Form
S-3 No. 333-54446) of Sheffield Pharmaceuticals, Inc. (the Company) and in the related Prospectuses and in the Registration Statements (Form S-8 No. 33-95262 and Form S-8 No. 333-14867) pertaining to the 1993 Stock Option Plan of Sheffield Pharmaceuticals, Inc., the 1993 Restricted Stock Plan of Sheffield Pharmaceuticals, Inc., the 1996 Directors Stock Option Plan of Sheffield Pharmaceuticals, Inc., and options granted to directors, officers, employees, consultants, and advisors of the Company pursuant to other employee benefit plans of Sheffield Pharmaceuticals, Inc. of our report dated April 4, 2003, with respect to the consolidated financial statements of Sheffield Pharmaceuticals, Inc. and Subsidiaries contained in the Annual Report on Form 10-K for the year ended December 31, 2002.

/s/ Rotenberg & Co.,
Rochester, New York
April 14, 2003

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